As filed with the Securities and Exchange Commission on January 29, 2010	Registration No. 333-160258

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1111318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Talbots Drive
Hingham, Massachusetts 02043
(Address, including zip code of registrant’s principal executive offices)

The J. Jill Group 401(k) Plan
 (Full title of the Plan)

Richard T. O’Connell, Jr.
The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(781) 741-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______
With a Copy to:
Warren J. Casey, Esq.
Day Pitney LLP
P.O. Box 1945
Morristown, New Jersey 07962-1945
(973) 966-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

The Talbots, Inc. (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-160258) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 26, 2009, 7,500 shares of the Company’s common stock in  connection with a Company stock fund investment option and an indeterminate amount of interests to be offered or sold under The J. Jill Group 401(k) Plan (the “Plan”).  Subsequently, in connection with the disposition of the J. Jill brand business, the Company stock fund was closed to new contributions and transfers under the Plan, and as of August 10, 2009, all investments held in the Company stock fund were liquidated and transferred to alternative investment funds under the Plan. Accordingly, the Company is filing this post-effective amendment to the Registration Statement to remove from registration any remaining shares of common stock and the indeterminate amount of plan interests registered under the Registration Statement which have not been issued under the Plan as of the date specified below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Talbots, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hingham, The Commonwealth of Massachusetts, on January 29, 2010.

THE TALBOTS, INC.

By:	/s/ Michael Scarpa
Michael Scarpa
Chief Operating Officer, Chief Financial Officer,
and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2010.

Signature	Title

/s/ Trudy F. Sullivan*	President and Chief Executive Officer and Director
Trudy F. Sullivan	(Principal Executive Officer)

/s/ Michael Scarpa	Chief Operating Officer, Chief Financial Officer and Treasurer
Michael Scarpa	(Principal Financial and Accounting Officer)

/s/ Gary M. Pfeiffer*	Chairman of the Board
Gary M. Pfeiffer

/s/ John W. Gleeson*	Director
John W. Gleeson

/s/ Tsutomu Kajita*	Director
Tsutomu Kajita

/s/ Motoya Okada*	Director
Motoya Okada

Signature	Title

/s/ Yoshihiro Sano*	Director
Yoshihiro Sano

/s/ Susan M. Swain*	Director
Susan M. Swain

/s/ Isao Tsuruta*	Director
Isao Tsuruta

* Signed by Michael Scarpa, as attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Commission.

/s/ Michael Scarpa
Michael Scarpa, as attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hingham, Commonwealth of Massachusetts, on January 29, 2010.

THE J. JILL GROUP 401(K) PLAN

By:	/s/ Ruthanne Russell
Ruthanne Russell
SVP, Human Resources
Benefit Plans Administrative Committee
Member